EXHIBIT I
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 DATE               PURCHASER                      PURCHASE PRICE  SELLER NAME                 ASSET DESCRIPTION  ASSET LOCATION
--------  ---------------------------------------- --------------  --------------------------  -----------------  --------------

10/15/99  Whiting Petroleum Corporation                1,890,261   Force Energy Inc.           Gas Wells          Michigan
11/15/99  Whiting Petroleum Corporation               16,057,312   Collins and Ware Inc.       Oil Wells          North Dakota
12/07/99  Whiting Petroleum Corporation                  236,549   Delta Oil Company           Gas Wells          Michigan
12/31/99  Whiting Petroleum Corporation                  425,000   BWAB Incorporated           Oil Wells          North Dakota
01/04/00  Whiting Petroleum Corporation                6,603,763   Williams Corporation        Oil Wells          North Dakota
01/11/00  Whiting Petroleum Corporation                4,219,370   Delta Oil Company           Gas Wells          Michigan
01/27/00  Whiting Petroleum Corporation                  392,500   Force Energy Inc.           Gas Wells          Michigan
02/10/00  Whiting Petroleum Corporation                  285,819   Cheaspeake Energy Corp      Oil Wells          North Dakota
02/17/00  Whiting Petroleum Corporation                   38,000   Phillips Petroleum Company  Oil Wells          Texas
03/20/00  Whiting Petroleum Corporation               17,512,875   Duncan Oil Partners         Oil Wells          North Dakota
03/30/00  Whiting Petroleum Corporation                7,307,578   Petromark Energy L.L.C.     Gas Wells          Oklahoma
04/12/00  Whiting Petroleum Corporation                4,362,010   Soverign Energy L.L.C.      Oil Wells          Colorado
04/15/00  Whiting Petroleum Corporation                   18,500   Edge Petroleum Company      Oil Wells          Texas
04/19/00  Whiting Petroleum Corporation                3,236,872   KO-OP XVI RTD               Oil Wells          North Dakota
06/15/00  Whiting Petroleum Corporation               31,418,000   Shell SWEP L.P.             Gas Wells          Michigan
01/03/00  Alliant Energy Industrial Services, Inc.     4,009,920   COGS Energy Co., L.P.       NG Pipeline        Texas
                                                      98,014,329

Various   Whiting Petroleum Corporation                4,410,000                               Drilling, Acq. Of Leaseholds, Seismic
Various   Whiting Petroleum Corporation                6,906,000                               Drilling, Acq. Of Leaseholds, Seismic
                                                   --------------
          Total Acquisition of Energy Assets         109,330,329

          Purchase Price Adjustment                   (3,020,825)

               TOTAL (NET)                          $106,309,504
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